AMENDMENT TO WARRANT CERTIFICATE

     THIS AMENDMENT TO WARRANT CERTIFICATE (the "Amendment") relates to a certain Warrant Certificate dated July 11, 1994, (the "Warrant Certificate") granted by EVANS ENVIRONMENTAL CORPORATION, a Colorado corporation, to STRATEGICA CAPITAL CORPORATION, a Florida corporation, with respect to 350,000 shares of Evans' common stock.

     Section 1 of the Warrant Certificate is hereby amended in its entirety to read as follows:

          "Section 1. Exercise of Warrant. This Warrant may be exercised at any time from the date hereof until and including January 11, 1999, 5:00 P.M., Miami, Florida time (the "Expiration Date"). If the average of the closing bid and asked prices of the Company's Common Stock for the ten (10) trading days (in which the Company's Common Stock is traded) immediately prior to January 11, 1999, is less than $2.00 per share on the original Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2000 (the "First Extended Expiration Date"). If such average immediately prior to January 11, 2000, is less than $2.00 per share on the First Extended Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2001 (the "Second Extended Expiration Date"). If such average immediately prior to January 11, 2001, is less than $2.00 per share on the Second Extended Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2002. Subject to adjustment pursuant to Section 4 below, the exercise price of the shares of Common Stock purchasable pursuant to this Warrant shall be $0.675 per share (such price, as adjusted from time to time, being hereinafter referred to as the "Exercise Price"). The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation or its transfer agent, and by payment to the Corporation of the Exercise Price in cash or by wire transfer, for each share being purchased. Upon the exercise of this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be promptly delivered to the holder hereof within a reasonable time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open."

     Except as amended hereby, the terms and conditions of the Warrant Certificate shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of this 4th day of April, 1995.

                                                EVANS ENVIRONMENTAL CORPORATION
                                                a Colorado corporation

                                                By: /s/ SCOTT E. SALPETER
                                                    ----------------------------
                                                    Scott E. Salpeter
                                                    Vice President


                                                STRATEGICA CAPITAL CORPORATION,
                                                a Delaware corporation,
                                                Successor by Merger to
                                                STRATEGICA CAPITAL CORPORATION,
                                                a Florida corporation


                                                By:_____________________________
                                                    Steven R. Cook
                                                    Executive Vice President
          payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     Except as amended hereby, the terms and conditions of the Warrant Certificate shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of this 4th day of April, 1995.

                                                EVANS ENVIRONMENTAL CORPORATION,
                                                a Colorado corporation

                                                 By:____________________________
                                                     Scott E. Salpeter
                                                     Vice President

                                                STRATEGICA CAPITAL CORPORATION,
                                                a Delaware corporation,
                                                Successor by Merger to
                                                STRATEGICA CAPITAL CORPORATION,
                                                a Florida corporation

                                                By: /s/ STEVEN R. COOK
                                                    ----------------------------
                                                    Steven R. Cook
                                                    Executive Vice President

AMENDMENT TO WARRANT CERTIFICATE

THIS AMENDMENT TO WARRANT CERTIFICATE (the Amendment) relates to a certain Warrant Certificate dated July 11, 1994 (the "Warrant Certificate"), granted by EVANS ENVIRONMENTAL CORPORATION, a Colorado corporation, to STRATEGICA GROUP, INC., a Florida corporation, with respect to 350,000 shares of Evans' common stock.

Section 1 of the Warrant Certificate is hereby amended in its entirety to read as follows:

Section 1. Exercise of Warrant. This Warrant may be exercised at any time from the date hereof until and including January 11, 1999, 5:00 P.M., Miami, Florida time (the "Expiration Date"). If the average of the closing bid and asked prices of the Companys Common Stock for the ten (10) trading days (in which the Company's Common Stock is traded) immediately prior to January 11, 1999, is less than $2.00 per share on the original Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2000 (the "First Extended Expiration Date"). If such average immediately prior to January 11, 2000, is less than $2.00 per share on the First Extended Expiration Date, then the Expiration Date shall be extended for one additional year to January 11, 2001 (the "Second Extended Expiration Date). If such average immediately prior to January 11, 2001, is less than $2.00 per share on the Second Extended Expiration Date, than the Expiration Date shall be extended for one additional year to January 11, 2002. Subject to adjustment pursuant to Section 4 below, the exercise price of the shares of Common Stock purchasable pursuant to this Warrant shall be $0.675 per share (such price, as adjusted from time to time, being hereinafter referred to a. the "Exercise Price"). The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation or its transfer agent, and by payment to the Corporation of the Exercise Price in cash or by wire transfer, for each share being purchased. Upon the exercise of this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be promptly delivered to the holder hereof within a reasonable time. The person in whose name any certificate for share. of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Except as amended hereby, the terms and conditions of the Warrant Certificate shall remain the same and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of this ______ day of April, 1995.

EVANS ENVIRONMENTAL CORPORATION,
a Colorado corporation

By:_____________________________________
Scott E. Salpeter,
Vice President

STRATEGICA CAPITAL CORPORATION,
a Delaware corporation,
Successor by Merger to
STRATEGICA GROUP, INC.,
a Florida corporation

By:_____________________________________
Steven R. Cook,
Executive Vice President

Except as amended hereby, the terms and conditions of the Warrant Certificate shall remain the same and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of this ______ day of April, 1995.

EVANS ENVIRONMENTAL CORPORATION,
a Colorado corporation

By:_____________________________________
Scott E. Salpeter,
Vice President

STRATEGICA CAPITAL CORPORATION,
a Delaware corporation,
Successor by Merger to
STRATEGICA GROUP, INC.,
a Florida corporation

By:_____________________________________
Steven R. Cook,
Executive Vice President